CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement on Form S-8 of Meridian Insurance Group, Inc. of our report, dated February 26, 1997, on our audits of the consolidated financial statements and financial statement schedules of Meridian Insurance Group, Inc. as of December 31, 1996, and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K.



                              Coopers & Lybrand L. L. P.




Indianapolis, Indiana
July 9, 1997